Exhibit 99.2

REVOCABLE PROXY

CENTRAL IOWA ENERGY, LLC

SPECIAL MEETING OF MEMBERS

Date: December 29, 2009

Time: 6:30 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The unitholder of record hereby appoints Don Huyser and James Johnston, and either of them, with full power of substitution, as Proxies for the unitholder, to attend the Special Meeting of the Members of Central Iowa Energy, LLC (the “Company”), to be held at the Newton High School, 800 E. 4th Street S., Newton, IA 50208 on December 29, 2009 at 6:30 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the unitholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the unitholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

1.	To consider and vote upon a proposal to sell substantially all the assets and liabilities of CIE pursuant to the terms set forth in the Second Amended and Restated Asset Purchase Agreement, executed November 20, 2009, dated and effective as of the original execution date, May 8, 2009, by and among REG Newco, Inc. a Delaware corporation, REG Newton, LLC, an Iowa limited liability company, Central Iowa Energy, LLC, an Iowa limited liability company, and Renewable Energy Group, Inc., a Delaware corporation, and the transactions contemplated thereby.

2.	In the event the unitholders approve proposal No. 1, to consider and vote upon a proposal to dissolve, wind up and liquidate CIE as soon as reasonably practicable following the consummation of the transfer of substantially all of CIE’s assets and liabilities to REG Newton, LLC, as contemplated in the Second Amended and Restated Asset Purchase Agreement, executed November 20, 2009, dated and effective as of the original execution date, May 8, 2009.

3.	To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting to a later date, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Second Amended and Restated Asset Purchase Agreement.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY

TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À	FOLD AND DETACH HERE	À

CENTRAL IOWA ENERGY, INC. — SPECIAL

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/xxx and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

z	REVOCABLE PROXY	{
☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	Central Iowa Energy, LLC Special Meeting of Members DATE ,

	For	Against	Abstain

1. Proposal to sell substantially all the assets and liabilities of CIE pursuant to the terms set forth in the Second Amended and Restated Asset Purchase Agreement, executed November 20, 2009, dated and effective as of the original execution date, May 8, 2009, by and among REG Newco, Inc. a Delaware corporation, REG Newton, LLC, an Iowa limited liability company, Central Iowa Energy, LLC, an Iowa limited liability company, and Renewable Energy Group, Inc., a Delaware corporation, and the transactions contemplated thereby.

2. Proposal to dissolve, wind up and liquidate CIE as soon as reasonably practicable following the consummation of the transfer of substantially all of CIE’s assets and liabilities to REG Newton, LLC, as contemplated in the Second Amended and Restated Asset Purchase Agreement, executed November 20, 2009, dated and effective as of the original execution date, May 8, 2009.

	☐ ☐	☐ ☐	☐ ☐

3. Proposal to approve the adjournment or postponement of the special meeting to a later date, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Second Amended and Restated Asset Purchase Agreement.

	☐	☐	☐
The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.	☐	☐	☐
Mark here if you plan to attend the meeting Mark here for address change and note change	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
	☐	☐	☐
	☐	☐	☐

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

¿            FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL            ¿

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Date     ,             . It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., Date:	anytime prior to 3 a.m., Date , go to
https://www.proxyvotenow.com/xxx

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!